UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 28, 2010


                                  VizStar, Inc.
             (Exact name of registrant as specified in its charter)

              Nevada                  000-53448                  98-0507524
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)


Suite 112 - 5348 Vegas Dr., Las Vegas, NV USA                      89108
  (Address of principal executive offices)                       (Zip Code)


        Registrant's telephone number, including area code (702) 441-0703

                             Easy CD Yearbook, Inc.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective January 28, 2010, we effected a one (1) old for 16 new forward stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital increased from 150,000,000 to 2,400,000,000 shares of common stock with a par value of $0.0001 and the issued and outstanding increased from 7,635,700 shares of common stock to 122,171,200 shares of common stock with a par value of $0.0001.

Also effective, January 28, 2010, we have changed our name from "Easy CD Yearbook, Inc." to "VizStar, Inc.", by way of a merger with our wholly owned subsidiary VizStar, Inc., which was formed solely for the change of name.

ITEM 7.01 REGULATION FD DISCLOSURE

The change of name and forward stock split became effective with the Over-the-Counter Bulletin Board at the opening for trading on March 30, 2010 under the new stock symbol "VIZS". Our new CUSIP number is 92856X 109.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

3.01 Articles of Merger

3.02 Certificate of Change

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIZSTAR, INC.


/s/ Almaymoon Mawji
--------------------------------
Almaymoon Mawji
President and Director

Date: April 1, 2010



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